UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 12, 2013
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Forest City Enterprises, Inc.
(Exact name of registrant as specified in its charter)
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Ohio (State or other jurisdiction of incorporation or organization)	1-4372 (Commission File Number)	34-0863886 (I.R.S. Employer Identification No.)

Terminal Tower, 50 Public Square Suite 1100, Cleveland, Ohio		44113
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 216-621-6060

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously announced on May 31, 2013, Forest City Enterprises, Inc. (the “Company”) issued a put rights termination notice to the holders of the Company's outstanding 3.625% Puttable Equity-Linked Senior Notes due 2014 (the “Notes”). On July 15, 2013, the Company issued a press release announcing the results of the put rights termination. As of July 12, 2013, the last settlement date associated with the Notes put to the Company, $60,033,000 aggregate principal amount of the Notes were put, for which holders received 4,128,806 shares of Class A Common Stock and cash payments totaling $1,088,306 for interest payable to October 15, 2013 and in lieu of fractional shares.

Following the settlement of the put transactions, $1,114,000 aggregate principal amount of the Notes remain outstanding. All terms of the Indenture, other than the terms related to the put rights of the Notes, remain unchanged.

A copy of the press release is “furnished” as Exhibit 99.1 to this Current Report on Form 8-K. The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01. Exhibits.

(d)	Exhibits

Exhibit Number		Description
99.1	-	Press release dated July 15, 2013, announcing the put rights termination results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST CITY ENTERPRISES, INC.

		By:	/s/ ROBERT G. O'BRIEN
		Name:	Robert G. O’Brien
		Title:	Executive Vice President and Chief Financial Officer

Date:	July 15, 2013

EXHIBIT INDEX

Exhibit Number		Description
99.1	-	Press release dated July 15, 2013, announcing the put rights termination results.